EXHIBIT 10.1

LOAN AGREEMENT WITH FALCON OIL & GAS LTD.
DATED OCTOBER 1, 2008

LOAN AGREEMENT

THIS LOAN AGREEMENT is made this 1st day of October, 2008, by and between PETROHUNTER ENERGY CORPORATION, a Maryland corporation (“Borrower”), and FALCON OIL & GAS LTD., a British Columbia corporation (“Lender”).

WHEREAS, Borrower and Lender have entered into (i) a Purchase and Sale Agreement among Borrower, Sweetpea Petroleum Pty Ltd., Lender and Falcon Oil & Gas Australia Pty Ltd dated August 22, 2008 (the “Beetaloo PSA”) providing for the sale of a 50% working interest in the Beetaloo Basin properties, and (ii) a Purchase and Sale Agreement among Borrower, PetroHunter Operating Company, Lender and Falcon Oil & Gas USA, Inc. dated August 22, 2008 ((the “Buckskin Mesa PSA”) providing for the sale of a 25% working interest in 5 wells and applicable spacing units (the “Buckskin Mesa Wells”); and

WHEREAS, Borrower is desirous of borrowing US$5,000,000 to pay certain indebtedness, liabilities and obligations, all as more particularly outlined in Schedule “A” attached hereto; and

WHEREAS, Lender is willing to provide the above-described loan to Borrower on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

1.           Terms of Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to loan to Borrower the amount of US$5,000,000 (the “Loan”).

a.           The Loan shall be repaid on the earlier of: (i) that date that is 45 days after the receipt for the (final) prospectus qualifying the distribution of the common shares in the capital of Lender underlying the convertible securities issued to Borrower as partial consideration under the Beetaloo PSA; (ii) the occurrence of an Event of Default (as hereinafter defined); and (iii) 120 days from the date of this Agreement.

b.           Concurrently herewith, Borrower shall execute a Promissory Note in favor of Lender in the face amount of US$5,000,000 (the “Note”), in the form attached hereto as Exhibit “B” and incorporated by reference herein.

c.           The Loan proceeds shall be advanced directly to the creditors listed on Schedule “A”.

d.           The unpaid principal amount of the Loan shall bear interest at the rate of 10% per annum, with interest on overdue interest at the same rate as on principal, computed on the daily balance outstanding, both before and after the occurrence of an Event of Default and/or judgment (the “Interest”).  Interest shall be payable monthly on the last business day (being any day other than a Saturday, Sunday or statutory holiday in Denver, Colorado), with the first payment of interest due on the last business day of the month in which this Agreement is signed.

e.           Borrower may prepay under the Note at any time in any amount without premium or penalty.

2.           Security.  As further and continuing collateral security for all of Borrower’s indebtedness, liabilities and obligations owed to Lender under this Loan, including any Interest owing (collectively, the “Indebtedness”), Borrower shall executed and deliver to Lender, in form and content satisfactory to Lender, the following (collectively, the “Security”):

a. The Loan shall be secured by a first charge/mortgage in favor of Lender on the Buckskin Mesa Wells, as evidenced by a Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement (the “Mortgage”) in the form attached hereto as Exhibit “C” and incorporated by reference herein.

b. Borrower shall pledge shares of Lender’s capital stock or securities convertible into shares of Lender’s capital stock (collectively, the “Pledge Shares”), which it has acquired in connection with the closing of the Beetaloo PSA in accordance with the following and in the following priority:

i)    Pledge Shares with a value equivalent to US$7,500,000 (calculated based on the closing trading price of the Lender’s common shares on the TSX Venture Exchange on the trading day immediately prior to the closing of the Loan) shall be deposited in a brokerage account designated by Lender, with the proceeds of sale irrevocably directed to Lender to be applied on account of the Indebtedness, with the pledge evidenced by a Pledge and Security Agreement in the form attached hereto as Exhibit “D” and incorporated by this reference;

ii)   Up to US$6,000,000 worth of Pledge Shares (calculated based on the closing trading price of the Lender’s common shares on the TSX Venture Exchange on the trading day immediately prior to the closing of the Loan) shall be available to Borrower as collateral for loans from third parties, and if Borrower obtains any such third party loans, the proceeds thereof shall be applied as follows:  the first US$3,000,000 shall be for Borrower’s use as working capital in the normal course of business, the next US$3,000,000 shall be paid to Lender to reduce the outstanding balance on the Loan, the next US$1,000,000 shall be available to Borrower, and thereafter proceeds of US$1,000,000 or lesser amounts shall be distributed successively 50% to each party until the earlier of being fully applied or until all accrued and unpaid interest and principal under the Loan is fully paid; and

iii)   All remaining Pledge Shares shall be unpledged and may be sold by Borrower, in which case the proceeds of any such sale shall be divided equally (50/50) between Borrower and Lender until the earlier of being fully applied or until all accrued and unpaid interest and principal under the Loan is fully paid.

As the Pledge Shares are being held in escrow pursuant to the terms of the Beetaloo PSA, Borrower and Lender shall advise the Escrow Agent (as defined in the Beetaloo PSA) of this Loan Agreement and the security interest created in the Pledge Shares by sending a notice in the form attached hereto as Exhibit “E”.

3.           Covenants.  During such time as the Indebtedness is outstanding, Borrower shall:

a.  Pay when due all amounts owing to all of its creditors and the creditors of its subsidiaries, Sweetpea Petroleum Pty Ltd. and PetroHunter Operating Company;

b.	Pay to Lender all amounts owing hereunder when due;

c.  Pay all amounts owing to all governmental authorities when due, including without limitation, all amounts owing in respect of the realty taxes, levies or similar charges related to the Beetaloo Basin and Buckskin Mesa properties (the “Properties”);

d.  File and pay all tax returns and any other claims or obligations including those which may rank in priority to the Security;

e.  Upon request, provide to Lender such reports and information concerning the Properties, and Borrower and its business and affairs as Lender may reasonably request;

f.  Promptly report any material adverse change in Borrower’s business or affairs immediately following any occurrence thereof; and

g.  Keep and maintain the Properties in good and proper repair.

4.           Conditions of Lending.  Lender’s obligation to advance the Loan shall be subject to and conditional upon the satisfaction of the following conditions, each of which may be waived by Lender in its sole and unfettered discretion:

a.  Borrower shall have executed and delivered this Loan Agreement, the Note, the Mortgage, the Pledge and Security Agreement and such other and further documents as contemplated hereby as may be reasonably required by Lender.

b.  Borrower shall have provided materials, satisfactory to Lender, supporting the disclosure of the obligations and information provided in Schedule “A”.

c.  The Beetaloo PSA shall have been amended by deleting the last sentence in Section 2.4(b) thereof and replacing said sentence with a new sentence which shall provide as follows:  “The Adjustment Amount shall not exceed US$3,500,000.”

d.  Schedule “A” to the Initial Buckskin Mesa Escrow Agreement (as that term is defined in the Beetaloo PSA) shall have been amended to provide that the Initial Completion Program and AFE for each of the five wells shall be designed to allow meaningful completion work to be performed on all five of the wells, with the specific work to be performed on each well mutually agreed to by Rod Wallis (of Lender) and Lyle Nelson (of Borrower) and that if either or both of said individuals is no longer employed by his respective employer, such party shall promptly designate a new representative.

e.  Borrower and Lender shall have received all required regulatory and corporate approvals, including that of the TSX Venture Exchange.

f.  Borrower shall have executed, or shall have caused to be executed, such other further documentation, guarantees and loan agreements as Lender shall require in its sole discretion, which shall be reasonably consistent with the other terms herein.

5.           Events of Default.  At the sole option of Lender, upon the occurrence of any of the following events (each an “Event of Default” and collectively, “Events of Default”), all of the Indebtedness shall become due and payable and the Security shall become enforceable:

a.           Borrower fails to pay the Indebtedness to Lender when due;

b.           Borrower or any guarantor of the Indebtedness fails to observe, perform or is otherwise in breach of any of its obligations to Lender hereunder or under the Security;

c.           Borrower becomes bankrupt or the filing of a petition for a receiving order is filed against Borrower;

d.           A party commences an action against Borrower or any guarantor of the Indebtedness or its property, assets or undertaking, which may adversely impact or otherwise impair Borrower’s ability to pay the Indebtedness, as reasonably determined by Lender; and/or

e.           A receiver, manager, agent, liquidator or other similar administrator is appointed in respect of Borrower’s assets, or any material part thereof, or a secured party, lien claimant, other holder of an encumbrance, judgment creditor or a person asserting similar rights takes possession of Borrower’s assets or any party thereof.

6.           Fees and Expenses.  Borrower shall be responsible for all of Lender’s fees and expenses incurred in connection with this Loan (the “Expenses”), up to a maximum of US$15,000, including without limitation costs and legal expenses incurred in the preparation of this Agreement, the Note, the Mortgage and other documents in connection herewith, and in respect of inspections, appraisals, documentation and enforcement of the Security, all of which Expenses shall be secured by the Security and shall be paid forthwith upon presentation by Lender to Borrower.  The Expenses shall be deemed to form part of the Indebtedness, be subject to the Security and bear interest at the same rate as the Indebtedness.

7.           Notices. All notices, consents, approvals, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be duly given if personally delivered, sent by facsimile, telegram or overnight courier or posted by U.S. registered or certified mail, return receipt requested, postage prepaid and addressed to the other parties at the addresses set forth below.

Lender:                Falcon Oil & Gas Ltd.
1875 Lawrence Street, Suite 1400
Denver, Colorado  80202
Attention: Chief Executive Officer
Facsimile number: (303) 572-8927

with a copy to (which copy shall not constitute notice hereunder):

Aird & Berlis LLP
Brookfield Place, 181 Bay Street
Suite 1800, Box 754
Toronto, Ontario
M5J 2T9
Attention: Daniel N. Bloch
Facsimile number: (416) 863-1515

Borrower:            PetroHunter Energy Corporation
1600 Stout Street, Suite 2000
Denver, Colorado 80202
Attention: Chief Executive Officer
Facsimile number:  (720) 889-8371

with a copy to (which copy shall not constitute notice hereunder):

Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203
Attention: Fay M. Matsukage, Esq.
Facsimile number: (303) 777-3823

Any party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other parties in the manner set forth herein.  Notices shall be deemed given on the next business day following the day such notice is posted or sent by courier in the manner described above, and if sent by facsimile or telegram, on the date such notice is sent, and if delivered in person, on the date so delivered.  Any notice period shall commence on the day such notice is deemed given.  For the purposes of this Agreement, the term “business day” shall include all days other than Saturdays, Sundays and federal banking holidays.

8.           Miscellaneous.

a.           No Waiver.  No failure or delay of any party hereto to exercise any right given to it hereunder, or to insist on strict compliance with any provision hereunder, shall constitute a waiver of such provision or of any other provision hereof, or a waiver of any breach, and no waiver of any provision or breach of any provision shall constitute a waiver of any other provision or breach or of any subsequent breach of the same provision.  No waiver shall be effective unless in writing and signed by the party having the right to waive such provision.

b.           Survival.  All covenants, agreements, representations and warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any of the amounts due hereunder are outstanding and unpaid.

c.           Entire Agreement; Modification.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of this Agreement shall be binding on the parties unless made in writing and duly executed by all parties.  There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

d.           Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement shall not be assignable by the Borrower without the prior written consent of Lender.

e.           Headings.  The section and other headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof.

f.           Further Assurances and Corrective Instruments. The parties hereto agree to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the parties hereto shall request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

g.           Severability.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

h.           Governing Law.  This Agreement is made in and shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, as of the day and year first above written.

ATTEST:                                                                           BORROWER:

PETROHUNTER ENERGY CORPORATION

/s/ Kyle White Johnson                                                  By:   /s/ Charles A. Josenhans
Kyle WhiteJohnson                                                                     Charles A. Josenhans
Assistant Secretary                                                                      Interim Chief Financial Officer

LENDER:

FALCON OIL & GAS LTD.

/s/ Evan L. Wasoff                                                          By:    /s/ Roderick J. Wallis
Evan L. Wasoff                                                                              Roderick J. Wallis
Chief Financial Officer                                                                Chief Operating Officer